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                                                                 EXHIBIT 3.13(c)


                                     BYLAWS

                                       OF

                                 CABLENET, INC.



                               ARTICLE 1. OFFICES

         The principal office of the corporation in the State of New Mexico shall be located in the City of Santa Fe, County of Santa Fe. The corporation may have such other offices, either within or without the State of New Mexico, as the Board of Directors may designate or as the business of the corporation may require from time to time.

                             ARTICLE 2. SHAREHOLDERS

         SECTION 1. Annual Meetings. The annual meeting of the shareholders shall be held on the 14th day of June in each year beginning with the year 1995 upon the date and at the hour designated by the Board of Directors by notice to the shareholders, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day, designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as such special meeting can be conveniently scheduled.

         SECTION 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of directors, and shall be called by the President at the request of the holders of not less than 10% of all the outstanding shares of the corporation entitled to vote at the meeting.

         SECTION 3. Place of Meetings. The Board of Directors may designate any place, either within or without the State of New Mexico, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of New Mexico, unless otherwise prescribed by statute, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of New Mexico.

         SECTION 4. Notice of Meetings. Written or printed notice of stating the place, day and hour of the meeting and, in case of special meeting, the purpose or purposes for which the meeting is called, shall (unless otherwise prescribed by statute) be delivered not more than 60 days and not less than 10 days before the date of the meeting either personally or by mail, at the direction of the President, the Secretary or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Shareholder at his/her address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. Attendance of a shareholder in person or by proxy as a meeting constitutes a waiver



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of notice of the meeting, except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called for convened.

         SECTION 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive a distribution by the corporation (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not exceed, in any case, 60 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, not less than 10 days before the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholder, or shareholders entitled to receive payment of a distribution (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholder. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

         SECTION 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at each meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of 10 days before such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of the shareholders.

         SECTION 7. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.



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         SECTION 8. Manner of Acting. The vote of the holders of a majority of the shares entitled to vote and thus represented at such meeting once a quorum is present shall be the act of the shareholder's meeting unless the vote of a greater number is required by law, the Articles of Incorporation or these Bylaws.

         SECTION 9. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

         SECTION 10. Voting of Shares. Subject to the provisions of Section 13 of this Article 2, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of the shareholders.

         SECTION 11. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribed, or, in the absence of such provisions, as the Board of Directors of such corporation may determine.

         Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee shall be entitled to vote shares held by him without a transfer of such shares into the name of the trust.

         Shares standing in the name of a receiver or bankruptcy trustee may be voted by such receiver or bankruptcy trustee, and shares held by or under the control of a receiver or bankruptcy trustee may be voted by such receiver or bankruptcy trustee without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver or bankruptcy trustee was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Shares of its own stock belonging to the corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

         SECTION 12. Informal Action by Shareholders. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Meetings of shareholders by use of conference telephone or similar communications equipment may also be held as more specifically described in Section 9 of Article 3 of these Bylaws.


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         SECTION 13. Cumulative Voting Prohibited. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, cumulative voting is expressly prohibited.

                          ARTICLE 3. BOARD OF DIRECTORS

         SECTION 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors. Directors need not be residents of this state or shareholders of the corporation.

         SECTION 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be one or more, as determined from time to time by the Bylaws of the Corporation, but no change in the number of directors may reduce the term of the then incumbent directors. Each director shall hold office until the next annual meeting of the shareholders and until his successors shall have been elected and qualified.

         SECTION 3. Resignation. Any director may resign by giving written notice to the President or the Secretary. The resignation shall take effect at the time specified therein. The acceptance of such resignation shall not be necessary to make it effective.

         SECTION 4. Regular Meetings. A regular meeting of the Board of Directors shall be held (without other notice than this Bylaw) immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holder of additional regular meetings without other notice than such resolution.

         SECTION 5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

         SECTION 6. Notice. Notice of any special meeting shall be given at least 1 day previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram or telephone. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction or any business because the meeting is not lawfully called or convened.

         SECTION 7. Quorum. A majority of the number of directors then fixed by the shareholders shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.



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         SECTION 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 9. Action Without a Meeting, Consent in Writing and Conference Telephone Call. Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all of the directors. Subject to the provisions of these Bylaws for notice of meetings, members of the Board of Directors, members of any committee designated by the board or shareholders may participate in and hold a meeting of such Board, committee or shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         SECTION 10. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, unless otherwise provided by law. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of the shareholders called for that purpose continuing only until the next election of directors.

         SECTION 11. Compensation. By resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         SECTION 12. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

         SECTION 13. Removal. Any director or the entire Board of Directors may be removed, with or without cause, at any meeting of the shareholders called expressly for that purpose, by a vote of the holders of a majority of the shares then entitled to vote at an election of directs. In the event cumulative voting is permitted by these Bylaws at any time, if less than the entire Board is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or if there be classes of directors, at an election of the class of directors of which he is a part.



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         SECTION 14. Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more committees, including an executive committee. Each committee shall have and may exercise such authority of the Board of Directors as is set forth in the resolution creating the committee, except that if an executive committee is appointed, it shall have and may exercise lawfully delegated authority of the Board of Directors, except as specifically prohibited in the resolution or in this Section of the Bylaws. In no event, however, shall any such committee have the authority of the Board of Directors in reference to amending the Articles of Incorporation, approving a plan of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, amending, altering or repealing the Bylaws or adopting new Bylaws, filling vacancies or in removing members of the Board of Directors or any such committee, electing or removing officers, fixing the compensation of any member of such committee or altering or repealing any resolution of the Board of Directors which by its terms provides that it shall not be so amendable or repealable; and no such committee shall have the power or authority to declare a dividend or distribution or to authorize the issuance of shares of the corporation or to authorize or approve through reacquisition of shares of the corporation unless pursuant to general formula or method specified by the Board of Directors, or to approve or recommend to shareholders actions or proposals required by law to be approved by shareholders of the corporation. Any resignation of such committee and the delegation to such committee of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by laws.

         SECTION 15.  Interested Directors.

                  (A) If paragraph (b) of this Section 15 is satisfied, no contract or other transaction between the corporation and any of its directors (or any corporation or firm in which any of them are directly or indirectly interested) shall be invalid solely because of this relationship or because of the presence of such director, at the meeting authorizing such contract or transaction, or his participation in such meeting or authorization;

                  (B) Paragraph (A) of this Section 15 shall apply only if:

                           (1) The material facts of the relationship or
                  interest of each such director are known or disclosed:

                                    (a) To the Board of Directors or a committee
                           and the Board or committee nevertheless authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

                                    (b) To the shareholders and they
                           nevertheless authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes (however, no shares owned or voted under the control of a director who has a direct


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                           or indirect interest in the transaction or who is a
                           director of another entity controlling such shares has a direct or indirect interest in the transaction or who is a director of another entity controlling such shares shall be counted in the vote); or

                  (C) This provision shall not be construed to invalidate a contract or transaction which would be valid in the absence of this provision.

                               ARTICLE 4. OFFICERS

         SECTION 1. Officers. The corporation shall have a President and a Secretary. The corporation may have a Vice-President, a Treasurer and such other officers (including a Chairman of the Board and additional Vice Presidents) and assistant officers and agents, as the Board of Directors may think necessary. Any two or more offices may be held by the held by the same person except the offices of president and secretary.

         SECTION 2. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held at a special meeting as soon as such meeting can be conveniently scheduled. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

         SECTION 3. Removal. Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         SECTION 4. Resignation. Any officer may resign by giving written notice to the President or the Secretary. The resignation shall take effect at the time specified therein. The acceptance of such resignation shall not be necessary to make it effective.

         SECTION 5. Vacancies. A vacancy in any office be cause of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         SECTION 6. Chairman of the Board. The Chairman of the board, if such an officer has been elected by the Board of Directors, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as from time to time may be assigned to him by the Board of Directors or prescribed by these Bylaws.

         SECTION 7. President. Subject to such supervisory and executive powers, if any, which may be given by the Board of Directors to the Chairman of the Board, if the Board of Directors has elected a Chairman of the Board, the President shall be the Chief Executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. The President may sign,


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with the Secretary or any other proper officer of the corporation thereunto authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Board of Directors.

         SECTION 8. Vice-President. In the absence of the President or in the event of his death, inability or refusal to act, the Vice-President (or in the event there be more than on Vice-President, the Vice Presidents in the order designated by the Board, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of, and be subject to, all the restrictions upon the President. The Vice-Presidents shall perform such other duties as from time to time may be assigned to them by the Board of Directors or by the President.

         SECTION 9. Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board and all meetings of the shareholders and shall record all votes and the minutes of all proceedings and shall perform like duties for the standing committees when required. He shall give or cause to be given notice of all meetings of the shareholders and all meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board. He shall keep in safe custody the seal, if any, of the corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary. The Secretary shall perform such other duties as from time to time may be assigned by the Board of Directors or by the President.

         The Assistant Secretaries in the order of their seniority as determined by the order of their election shall, in the absence or disability of the Secretary, perform all the duties and exercise the powers of the Secretary, and they shall perform such other duties as from time to time may be assigned to them by the Board of Directors or by the President.

         In the absence of the Secretary or an Assistant Secretary, the minutes of all meetings of the Board and shareholders shall be recorded by such person as shall be designated by the Board of Directors or by the President.

         SECTION 10. Treasurer and Assistant Treasurers. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books and belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. He shall keep and maintain the corporation's books of account and shall render to the President and directors an account of all of his transactions as Treasurer and of the financial condition of the corporation and exhibit his books, records and accounts to the President or directors at any time. He shall disburse funds for capital expenditures as authorized by the Board of Directors and in accordance with the orders of the President, and present to the President for his attention any requests for disbursing funds if in the judgment of the Treasurer shall perform such other


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duties as from time to time may be assigned to him by the board of Directors or by the President.

         If required by the Board of Directors, the Treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         The Assistant Treasurers in the order of their seniority as determined by the order of their election shall, in the absence or disability of the Treasurer, perform all the duties and exercise the powers of the Treasurer, and they shall perform such other duties as from time to time may be assigned to them by the Board of Directors or by the President.

         SECTION 11. Compensation. The salaries of the officers shall be determined from time to time by the Board of Directors, but no formal action of the directors shall be required in determining such salaries. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

              ARTICLE 5. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         SECTION 1.  Definitions.  In this Article:

                  (A) "Indemnitee" means (1) any present or former director, advisory director or officer of the corporation, (2) any person who while serving in any of the capacities referred to in clause (1) hereof served at the corporation's request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign, or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (3) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (1) and (2) hereof.

                  (B) "Official Capacity" means (1) when used with respect to a director, the office of director of the corporation, and (2) when used with respect to a person other than a director, the elective or appointive office of the corporation held by such person or the employment or agency relationship undertaken by such person on behalf of the corporation, or nonprofit corporation or any partnership, cooperative, joint venture, trust, incorporated or unincorporated enterprise, employee benefit plan or other enterprise.

                  (C) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative arbitrative or investigative.

         SECTION 2. Indemnification. The corporation shall indemnify every Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlements and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding to which he was, is or is threatened to be named defendant or respondent, or in which he was


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or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section 1(A) of this Article 5, if it is determined in accordance with Section 4 that the
Indemnitee: (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in the corporation's best interests and, in all other cases, that his conduct was at lease not opposed to the corporation's best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. No indemnifications shall be made under this Section 2 in respect of any judgment, penalty, fine, or amount paid in settlement in connection with any Proceeding in which such Indemnitee shall have been found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's Official Capacity, or found liable to the corporation. However, if the Indemnitee is found liable on the basis that personal benefit was improperly received by him, or is found liable to the corporation, the Indemnitee shall be entitled to reasonable expenses actually incurred by him in connection with the Proceeding unless he has been found liable for termination of any Proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a), (b) or (c) in the first sentence of this Section 2. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

         SECTION 3. Successful Defense. Without limitation of Section 2 of this
Article 5 and in addition to the indemnification provided for in Section 2 of this Article 5, the corporation shall indemnify every Indemnitee against reasonable expenses incurred by such person in connection with any Proceeding in which he is a witness or a named defendant or respondent because he served in any of the capacities referred to in Section 1(A) of this Article 5, if such person has been wholly successful, on the merits or otherwise, in defense of the Proceeding.

         SECTION 4. Determinations. Any indemnification (unless ordered by a court of competent jurisdiction) shall be made by the corporation only upon a determination that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who, at the time of such vote, are not named defendants or respondents in the Proceeding; (b) if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors, duly designated to act in the matter by a majority vote of all designated to act in the matter by a majority vote of all directors (in which designation directors who are named defendants or respondents in the Proceeding may participate), such committee to consist solely of two or more directors who, at the time of the committee vote, are not named defendants or respondents in the Proceeding; (c) by special legal counsel selected by the Board of Directors or a committee thereof by vote as set forth in clauses (a) or (b) of this Section 4 or, if the requisite quorum of all of the directors cannot be obtained therefor, and such committee cannot be established; by a majority vote of all of the directors (in which directors who are named defendants or respondents in the Proceeding may participate) or (d) by the shareholders in a vote that excludes the shares held by directors that are named defendants or respondents in the Proceeding. Authorization of indemnification and determination as to reasonableness of expenses must be made in the same manner as the determination that


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indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses must be made in the manner specified in clause (c) of the preceding sentence for the selection of a special legal counsel. In the event a determination is made under this Section 4 that the director or officer has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

         SECTION 5. Advancement of Expenses. Reasonable expenses (including court costs and attorneys' fees) incurred by an Indemnitee who was or is a witness or was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid or reimbursed by the corporation in advance of the final disposition of such Proceeding and without any of the determinations specified in Section 4 of this Article 5, after the corporation receives a written affirmation by such Indemnitee of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation under this Article and a written undertaking by or on behalf of such Indemnitee to repay the amount paid or reimbursed by the corporation as authorized in this Article. Such written undertaking shall be an unlimited of financial ability to make repayment. Notwithstanding any other provision of this Article, the corporation shall pay or reimburse expenses incurred by an Indemnitee in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not named a defendant or respondent in the Proceeding.

         SECTION 6. Employee Benefit Plans. For purposes of this Article, the corporation shall be deemed to have requested an Indemnitee to serve an employee benefit plan whenever the performance by him of his duties to the corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed fines. Action taken or omitted by an Indemnitee with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

         SECTION 7. Other Indemnification and Insurance. The indemnification provided by this Article shall: (a) not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the corporation's Articles of Incorporation, any law, agreement or vote of shareholders or disinterested directors, or otherwise, or under any policy or policies of insurance or other arrangement purchased or maintained by the corporation on behalf of an Indemnitee, both as to his action in his Official Capacity and as to action in any other capacity, (b) continue as to a person who has ceased to be in the capacity by reason of which he was an indemnitee with respect to matters arising during the period he was in such capacity, and (c) inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 8. Notice. Any indemnification of or advance of expenses to a present or former director of the corporation in accordance with this Article shall be reported in writing to the shareholders of the corporation with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to


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action without a meeting and, in any case, within the 12-month period following the date of the indemnification or advance.

         SECTION 9. Construction. The indemnification provided by this Article shall be subject to all valid and applicable laws, including without limitation,
Section 53-11-4.1 of the New Mexico Business Corporation Act, and, in the event this Article or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article shall be regarded as modified accordingly, and, as modified, to continue in full force and effect.

         SECTION 10. Continuing Offer. Reliance. The provisions of this Article
(a) are for the benefit of, and may be enforced by, each director and officer of the corporation, the same as if set forth in their entirety in a written instrument duly executed and delivered by the corporation and such director or officer and (b) constitute a continuing offer to all present and future directors and officer of the corporation. The corporation, by its adoption of these Bylaws, acknowledges and agrees that each present and future director and officer of the corporation has relied upon and will continue to rely upon the provisions of this Article in accepting and serving in any of the capacities referred to in Section 1(A) of this Article, waives reliance upon, and all notice of acceptance of such provisions by such directors and officers and acknowledges and agrees that no present or future directors or officers of the corporation shall be prejudiced in his right to enforce the provisions of this
Article in accordance with their terms by any act or failure to act on the part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

                 ARTICLE 6. CONTRACT, LOANS, CHECKS AND DEPOSITS

         SECTION 1. Contracts. The Board of Directors may authorize any officer or officers or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         SECTION 2. Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         SECTION 3. Checks and Orders for Payment. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers or agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         SECTION 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

              ARTICLE 7. CERTIFICATES FOR SHARES AND THEIR TRANSFER



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



         SECTION 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and corporate seal. All certificates for shares shall be consecutively numbered or otherwise issued, with the number of shares and date of issue, shall be entered on the stock transfer shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefore upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

         SECTION 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                          ARTICLE 8. BOOKS AND RECORDS

         The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders giving the names and addresses of all shareholders and the number and class of the shares held by each.

                             ARTICLE 9. FISCAL YEAR

         The fiscal year of the corporation shall be determined and fixed by the Board of Directors of the corporation.

                            ARTICLE 10. DISTRIBUTIONS

         The Board of Directors may from time to time declare, and the corporation may pay, distributions on its outstanding shares in the manner and upon the terms and conditions provided by law and the corporation's Articles of Incorporation.

                          ARTICLE 11. CORPORATION SEAL

         The Board of Directors shall provide a corporate seal which may be circular in form and shall have inscribed thereon the name of the corporation and such other description as the directors may approve.

                          ARTICLE 12. WAIVER OF NOTICE



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         Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the New Mexico Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                              ARTICLE 13. AMENDMENT

         These Bylaws may be altered, amended or repealed, and new bylaws may be adopted, at any meeting of the Board of Directors of the corporation my a majority vote by the directors.

                  ARTICLE 14. RESTRICTIONS ON TRANSFER OF STOCK

         The shares of stock of the Corporation shall not be transferable (including by reason of gift or death) or the subject of sale, assignment, mortgage, pledge or transfer until first offered to the Corporation at the value agreed upon by all of the stockholders at their annual meeting each year, or as often as the stockholders so desire and agree to in writing. In the event the stockholders fail to agree on said price or any agreed price is over one year old, then said stock shall be offered to the Corporation at its fair market value, with said fair market value, unless otherwise agreed, to be determined by two appraisers with one each chosen by the transferring stockholder and the non-transferring stockholders respectively and in the event said two appraisers cannot agree, then said appraisers shall select a third appraiser and the opinion of any two appraisers shall be binding upon the Corporation, and the transferring stockholder. In the event the offer of the transferring stockholder. In the event the offer of the transferring stockholder as above described is refused by the Corporation, then said stock shall be offered to the non-transferring stockholders, and if necessary, to those stockholders or such of them as desire to purchase the same, with each purchasing stockholder to be able to purchase that amount of shares in equal proportion to the total number of shares held by the purchasing stockholder in the Corporation over the total number of shares held by all of the purchase stockholders, times the total number of shares being offered, all in accordance with the terms and conditions applicable to the Corporation as above described.

         In each of the foregoing cases, any offer to sell the stock must be accepted by the party receiving the offer within 30 days from the date said offer is communicated in writing to the offeree. Moreover, if the offer is accepted, the purchasing party or parties shall have a reasonable time within which to arrange for the payment of said stock. In addition, in each of the foregoing cases, if such offer shall be made and refused by the Corporation and then all of the stockholders, the share so offered shall be subject to sale, assignment, mortgage, pledge or transfer on the terms offered to the Corporation and the stockholders, but not otherwise unless agreed by all of the stockholders in writing. The shares, if any, so purchased by the Corporation may be resold by it upon such terms as the Board of Directors may determine, by all remaining shareholders who desire to purchase said shares shall be first entitled to participate in the purchasing in proportion to the total number of shares owned by said purchasing stockholder over the total number of shares owned by all stockholders desiring to purchase said stock times the total number of shares being resold by the Corporation.



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



         In no case shall any share be sold, assigned, mortgaged, pledged or transferred until after offer to the Corporation and refusal by it, and subsequent offer and refusal by the stockholders to purchase as aforesaid, and in the event any stockholder violates any of the terms of this provision, then in that event, his or her stock shall immediately be offered to the Corporation, and then to the stockholders upon the terms and conditions above described. However, notwithstanding anything contained in this section to the contrary, the above restrictions on the sale, assignment, mortgage, pledge or transfer of stocks shall not apply in cases where all of the non-transferring stockholders agree in writing to a sale, assignment, mortgage, pledge or transfer of stock.

         In the event any of the stockholders shall have died, then in all cases referred to herein, said stockholder's personal representative (that is his or her Executor or Administrator, or in the event that no Executor or Administrator had been appointed, his or her surviving spouse) shall act for him in offering his or her stock for sale under the above terms and conditions.

                         ARTICLE 15. GENERAL PROVISIONS

         SECTION 1. Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:

                  (A) The remainder of these Bylaws shall be considered valid and operative;

         and

                  (B) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

         SECTION 2. Headings. The headings are for organization, convenience and clarity. In interpreting these Bylaws, they shall be subordinated in importance to the other written material.



                                   ----------------------------------------
                                   President


ATTEST:


--------------------------
Secretary






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                            CERTIFICATE OF SECRETARY

         The undersigned, Secretary of CABLENET, INC., does hereby certify that the foregoing Bylaws were duly adopted by the Board of Directors on __________, 1994.


                                  -----------------------------------
                                  Secretary








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